UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

Old Line Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-50345	20-0154352
(State or other jurisdiction) of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 301-430-2500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

(17 CFR 240.13e- 4(c))

Section 8-Other Events

Item 8.01 Other Events.

As previously announced, on August 5, 2015, Old Line Bancshares, Inc., a Maryland corporation (“Old Line”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Regal Bancorp, Inc., a Maryland corporation (“Regal”) and the parent company of Regal Bank & Trust (“Regal Bank”), pursuant to which Regal will be merged with and into Old Line (the “Merger”).  As previously disclosed, consummation of the Merger is subject to certain closing conditions, including the receipt of required regulatory and stockholder approvals.  We previously reported that the required regulatory approvals have been received.  We have now been informed by Regal that at its special meeting of stockholders held on November 20, 2015, its stockholders approved the Merger Agreement and the Merger.  Accordingly, all required regulatory and stockholder approvals with respect to the Merger have now been received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date:  November 25, 2015By:  /s/ Elise M. Hubbard

              Elise M. Hubbard, Senior Vice President

        and Chief Financial Officer